SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  F O R M 8 - K



                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)     April 8, 2002
                                                    -----------------------


                                NORTH BAY BANCORP
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             (Exact name of registrant as specified in its charter)

              California                   0-31080              68-0434802
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    (State or other jurisdiction of       (Commission         (IRS Employer
            incorporation)                File Number)       Identification No.)


1500 Soscol Avenue, Napa, California                                  94559-3045
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         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code   (707) 257-8585
                                                  ------------------------------

                                       N/A
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          (Former name or former address, if changed since last report)


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Item 4.  Change in Registrant's Certifying Accountants

A.  Dismissal of Certifying Accountants

     On April 8, 2002, the Audit Committee of the Board of Directors of North Bay Bancorp dismissed Arthur Andersen LLP, San Francisco, California, as the independent accountant chosen to audit the Company's consolidated financial statements.

     Arthur Andersen LLP's report on the consolidated financial statements of North Bay for either of the years ended December 31, 2001 or 2000 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During North Bay's two most recent fiscal years, and during the subsequent interim period preceding the date of Arthur Andersen LLP's dismissal, there was no disagreement with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make a reference to the subject matter of the disagreement in connection with its report.

     During North Bay's two most recent fiscal years, and during the subsequent interim period preceding the date of Arthur Andersen LLP's dismissal, Arthur Andersen did not advise North Bay:

     1. that the internal controls necessary for North Bay to develop reliable financial information do not exist;

     2. that information had come to Arthur Andersen's attention that has led it to no longer rely on management's representations or that has made it unwilling to be associated with the financial statements prepared by management;

     3. of the need to significantly expand the scope of Arthur Andersen's audit or that information has come to Arthur Andersen's attention during North Bay's two most current fiscal years, and during the subsequent interim period preceding the date of Arthur Andersen LLP's dismissal, that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements to be issued covering the fiscal period(s) subsequent to the date of the most recent statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause Arthur Andersen to be unwilling to rely on management's representations or be associated with North Bay's financial statement; and, due to the Arthur Andersen's dismissal, or for any other reason, Arthur Andersen did not so expand the scope of its audit or conduct a further investigation; or,

     4. that information has come to Arthur Andersen's attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements to be issued covering the fiscal

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

period(s) subsequent to the date of the most recent statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements); and due to Arthur Andersen's dismissal, or for any other reason, the issue has not been resolved to Arthur Andersen's satisfaction prior to the dismissal.

     North Bay has provided Arthur Andersen LLP with a copy of this Current Report on Form 8-K and has requested that Arthur Andersen furnish North Bay a letter addressed to the Securities and Exchange Commission stating whether Arthur Andersen agrees with the statements set forth in Item 4. of this Current Report and, if not, stating the respects in which it does not agree. By letter dated April 11, 2002, a copy of which is filed as Exhibit 16. 1 to this Current Report, Arthur Andersen LLP has agreed with the above statements.

B.  Appointment of Certifying Accountants

     On April 8, 2002, the Audit Committee of the Board of Directors of North Bay also approved the appointment of KPMG LLP, San Francisco, California, as the Company's independent accountant. The appointment of KPMG LLP was effective immediately.

     During North Bay's two most recent fiscal years, and any subsequent interim period prior to engaging KPMG, neither North Bay, nor anyone on its behalf, consulted KPMG regarding:

     1. the application of accounting principles to a specific transaction, either contemplated or proposed; or the type of audit opinion that might be rendered on North Bay's financial statements; and either a written report was provided to the issuer, or oral advice was provided, that the new accountant concluded was an important factor considered by North Bay in reaching a decision as to the accounting, audit or financial issue; or

     2. any matter that was either the subject of a disagreement with Arthur Andersen or a reportable event as described in paragraph 304(a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

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





Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (b)      Exhibits


                  16.1     Letter re: Change in Certifying Accountants




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


                                   SIGNATURES





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Date: April 8, 2002                         NORTH BAY BANCORP



                                             /s/ Terry L. Robinson
                                            ------------------------------------

                                            By: Terry L. Robinson, President and
                                            Chief Executive Officer



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